UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 14, 2005

SIRVA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31902	52-2070058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Oakmont Lane Westmont, Illinois 60559
(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code): (630) 570-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                     Entry Into a Material Definitive Agreement.

On July 14, 2005 SIRVA, Inc. (“SIRVA”) executed a definitive agreement (the “Agreement”) to sell its Transportation Solutions business, known in the industry as SIRVA Logistics (the “Business”).  The Business will be acquired from North American Van Lines, Inc., a SIRVA subsidiary (“NAVL”), by NAL Worldwide LLC, an affiliate of Lake Capital Partners LP (the “Buyer”).

Under the terms of the Agreement, NAVL will assign certain real property leases and customer contracts to Buyer and will sell certain assets used in the Business, including furniture, fixtures, software and other intellectual property, in exchange for (a) a cash payment of $11.9 million payable at closing; (b) a cash payment of $1 million, payable upon completion by NAVL of all services it is required to provide to Buyer under an information technology services agreement, which services are expected to be completed within 12 months after closing; and (c) the Buyer’s assumption of certain liabilities, including certain of NAVL’s obligations under existing customer contracts and leases.  NAVL will also retain the pre-closing working capital of the Business, which is currently estimated at approximately $7 million.  SIRVA expects the closing of this transaction, which is subject to customary conditions, including obtaining certain consents, to occur by July 31, 2005.

This transaction represents the final step in the Disposal Plan (as defined below) authorized and approved by SIRVA’s Board of Directors on September 9, 2004.

The description of the Agreement set forth above is qualified in its entirety by reference to the actual terms of the Agreement, a copy of which will be filed by SIRVA as an exhibit to the appropriate periodic report to be filed in the future.

Item 2.05                     Costs Associated with Exit or Disposal Activities.

On September 9, 2004, the Board of Directors of SIRVA authorized, approved and committed SIRVA to a disposal plan involving its logistics businesses (the “Disposal Plan”).  As previously disclosed, SIRVA has disposed of its high-value products and homeExpress businesses and its Specialized Transportation Europe business.

In connection with the Agreement, SIRVA expects to incur charges related to IT and other contract termination costs, employee benefits and logistics warehouses under lease.  SIRVA cannot precisely estimate these exit costs at this time because contract negotiations with suppliers and business associates are still in process.  SIRVA expects that most of these details will be determined prior to the closing of the transaction.  As more exact costs become known, additional disclosure will be provided.  SIRVA expects that all of the disposal costs listed above will result in future cash expenditures.

Item 9.01                     Financial Statements and Exhibits.

(a)                               Financial Statements of Business Acquired.

Not applicable.

(b)                               Pro Forma Financial Information.

As previously disclosed, SIRVA has not yet completed and filed its audited financial statements for the fiscal year ended December 31, 2004.  Beginning with the third quarter of 2004, the Transportation Solutions business has been reflected in discontinued operations.  As a result, the 2004 financial statements, when filed with the Securities and Exchange Commission, will fully reflect the disposition of the Transportation Solutions business, and pro forma financial information will not be required.

(c)                                Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRVA, INC.

Date:	July 15, 2005
		By:	/s/ RALPH A. FORD
		Name:	Ralph A. Ford
		Title:	Senior Vice President, General Counsel & Secretary